EXHIBIT 23.2

DALE MATHESON                                Partnership of
CARR-HILTON LABONTE        Robert J. Burkart, Inc.    James F. Carr-Hilton, Ltd.
CHARTERED ACCOUNTANTS      Alvin F. Dale, Ltd.        Peter J. Donaldson, Inc.
                           Wilfred A. Jacobson, Inc.  Reginald J. LaBonte, Ltd.
                           Robert J. Matheson, Inc.   Rakesh I. Patel, Inc.
                           Fraser G Ross, Ltd.        Brian A. Shaw, Inc.
                           Anthony L. Soda, Inc.
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August 18, 2006


U.S. SECURITIES AND EXCHANGE COMMISSION
Division of Corporation Finance
100 F Street, N.E., Washington, D.C. 20549

RE: CIGMA METALS CORPORATION - FORM SB-2 REGISTRATION STATEMENT
---------------------------------------------------------------

Dear  Sirs:

As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement dated August 18, 2006, of the following:

- Our Report to the Stockholders and Board of Cigma Metals Corporation dated April 11, 2006 on the consolidated financial statements of the Company as at December 31, 2005 and the consolidated statements of operations, stockholders' equity, and cash flows for the year then ended and for the period from January 13, 1989 (inception) to December 31, 2005.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.

Yours truly,


"Dale Matheson Carr-Hilton LaBonte"


DALE MATHESON CARR-HILTON LABONTE
CHARTERED ACCOUNTANTS
VANCOUVER, BRITISH COLUMBIA

A MEMBER OF MGI INTERNATIONAL, A WORLDWIDE NETWORK OF INDEPENDENT ACCOUNTANTS AND BUISNESS ADVISORS

Vancouver   Suite 1500-1140 West Pender Street, Vancouver, B.C., Canada V6E 4G1
            Tel: 604 687 4747 - Fax: 604 689 2778 - Main Reception
            Suite 1700- 1140 West Pender Street, Vancouver, B.C., Canada V6E 4G1
            Tel: 604 687 4747 - Fax: 604 687 4216